UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, Raj Rajeswaran was appointed to the Board of Directors of Sentry Petroleum Ltd.

Since September 2004 Dr. Rajeswaran has been employed by Bank of Scotland International as their Technical Director for Australia and Asia, Corporate Project Finance Division. Since April 2003 Dr. Rajeswaran has also been employed by Curtin University of Technology in Perth, Australia as a Professor of Petroleum Engineering and Director of Postgraduate Studies and Industry Training. Dr. Rajeswaran was solely responsible for establishing the Master of Petroleum Well Engineering. From June 1999 to April 2003 Dr. Rajeswaran held the position of Professor and Head of Department of Petroleum Engineering and Director of West Australian Petroleum Research Centre. He set up the department of petroleum engineering and introduced the master's program in petroleum engineering. In 2001, the newly created professional doctorate program commenced. Dr. Rajeswaran is not a director of any other reporting companies.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated March 4, 2008: World Class Petroleum Engineer joins Sentry Petroleum's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

ALAN HART Alan Hart	President, Chief Executive Officer, Chief Financial Officer and Director	March 4, 2008